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Exhibit 3.75

ARTICLES OF INCORPORATION OF WHITE, MACK AND WART, INC.	[STAMP]

        We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators under the Oregon Business Corporation Act, adopt the following Articles of Incorporation:

ARTICLE I

        The name of this corporation is WHITE, MACK AND WART, INC., and this corporation is to endure perpetually.

ARTICLE II

        The enterprise, business, pursuit or occupation in which the corporation proposes to engage is as follows:

        To engage in the business of establishing, maintaining and operating a pharmacy, including, without being limited to, the buying, selling, leasing, renting, maintaining, using, operating, installing, and/or distributing all materials, equipment and personal property appurtenant or incident to and useful in said pharmacy business, together with the rights incident thereto of establishing and maintaining such equipment upon public or private property.

        To purchase, own, hold, convey and otherwise use and enjoy real and personal property of all kinds for the operation of said business, and in connection therewith, to acquire, construct, maintain, and operate buildings and equipment deemed necessary or convenient in connection therewith.

        To engage in any commercial, industrial and any other enterprise calculated or designed to be profitable to this corporation and in conformity with the laws of the State of Oregon.

        To engage in the manufacture, sale, purchase, importing and exporting of merchandise and personal property of all manner and description, to act as agents for the purchase, sale, and handling of goods, wares, and merchandise of any and all types and descriptions for the account of the corporation or as a factor, agent, procurer or otherwise for or on behalf of another.

        To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms, or individuals, and to do every other act or acts, thing or things, incidental or appurtenant or growing out of or connected with the aforesaid objects or purposes or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized.

ARTICLE III

        The aggregate number of shares which this corporation shall have authority to issue is 1,000, having no par value.

ARTICLE IV

        This corporation will not commence business until $1,000.00 has been received by it as consideration for the issuance of its shares.

ARTICLE V

        The address of the initial registered office of the corporation is 3955 S.E. 182nd Avenue, Gresham, Oregon 97030. The name of its initial registered agent is John L. Mack.

ARTICLE VI

        The number of directors constituting the initial board of directors of the corporation is three, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify, are:

John L. Mack	320 S.E. 34th Court Troutdale, Oregon 97060
Gary Wart	2246 S.W. 18th Court Gresham, Oregon 97030
Robert White	530 S.W. 4th Gresham, Oregon 97030

ARTICLE VII

        The name and address of each incorporator is:

Lloyd R. Summers	Suite 302, 1217 N.E. Burnside Gresham, Oregon 97030

Dated this            day of April, 1984.

/s/ Lloyd R. Summers
STATE OF OREGON	)
	)	ss.
County of Multnomah	)

        I, Cheryl A. Banry, a Notary Public for Oregon, do hereby certify that on the                        day of April, 1984, personally appeared before me Lloyd R. Summers, who being first duly sworn, declared that he the individual who signed the foregoing document as incorporator and the same is true as he verily believes.

/s/ Cheryl A. Banry Notary Public for Oregon My Commission Expires: 3/4/87

Submit the Original And One True Copy No Fee Required	SECRETARY OF STATE CORPORATION DIVISION 158 12th Street NE Salem, OR 97310	THIS SPACE FOR OFFICE USE ONLY
[STAMP]
Registry Number: 176248-18 (If known)	ARTICLES OF AMENDMENT By Directors or Shareholders

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

1.
Name of the corporation prior to amendment:

  White, Mack and Wart, Inc.

2.
State the article number(s) and set forth the article(s) as it is amended to read.
(Attach additional sheets, if necessary.)
New Articles VIII, IX and X shall be added as set forth on Exhibit A attached hereto and incorporated herein.

3.
The amendment was adopted on November 1, 1998. (If more than one amendment was adopted, identify the date of adoption of each amendment.)

4.
Shareholder action was required to adopt the amendment(s). The shareholder vote was as follows:

Class or Series of Shares	Number of Shares Outstanding	Number of Votes Entitled to be Cast	Number of Votes Cast For	Number of Votes Cast Against
common	200	200	200	-0-
5.
☐ Shareholder action was not required to adopt the amendment(s). The amendment was adopted by the board of directors without shareholder action.

6.
Other provisions, if applicable (Attach additional sheets, if necessary).

Execution:	/s/ John L. Mack	John L. Mack	President

	Signature	Printed Name	Title
Person to contact about this filing:		Vicki A. Ballou	(503) 221-1440

		Name	Daytime Phone Number

        Submit the original and a true copy to the Corporation Division, 158 12th Street NE, Salem, Oregon 97310. There is no fee required. If you have questions, please call (503) 378-4166.

BC-3 (5/88)	Office Use Only

ARTICLE VIII

        The Corporation may indemnify to the fullest extent permitted by law any person who is made or threatened to be made a party to, witness in, or otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation or any of its subsidiaries, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation or any of its subsidiaries, or serves or served at the request of the Corporation as a director, officer, employee or agent or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, or other enterprise. Any indemnification provided pursuant to this Article VIII shall not be exclusive of any rights to which the person indemnified may otherwise be entitled under any provision of articles of incorporation, bylaw, agreement, statute, policy of insurance, vote of shareholders or board of directors, or otherwise.

ARTICLE IX

        To the fullest extent permitted by law, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director. Without limiting the generality of the foregoing, if the Oregon Revised Statutes are amended after this Article IX becomes effective, to authorize corporate action further eliminating or limiting the personal liability of directors of the Corporation, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Oregon Revised Statutes, as so amended. No amendment or repeal of this Article IX, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article IX, nor a change in the law, shall adversely affect any right or protection that is based upon this Article IX and pertains to conduct that occurred prior to the time of such amendment, repeal, adoption or change. No change in the law shall reduce or eliminate the rights and protections set forth in this Article IX unless the change in the law specifically requires such reduction or elimination.

ARTICLE X

        No shareholder of the Corporation shall have any preemptive or other first right to acquire any treasury shares or any additional issue of shares of stock or other securities of the Corporation, either presently authorized or to be authorized.

EXHIBIT A

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  Exhibit 3.75
ARTICLE I
ARTICLE II
ARTICLE III
ARTICLE IV
ARTICLE V
ARTICLE VI
ARTICLE VII
PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK
ARTICLE VIII
ARTICLE IX
ARTICLE X
EXHIBIT A